Exhibit 24.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated February 22, 2007, of our report dated December 29, 2006, relating to the financial statements of Med Gen, Inc. as of September 30, 2006, and the years ended
September 30, 2005 and 2006.


/s/ Stark, Winter, Schenkin & Co. LLP
---------------------------------------
Stark Winter Schenkein & Co., LLP
Certified Public Accountants
February 26, 2007
Denver, Colorado